                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CheckFree Corporation on Form S-8 of our reports dated August 8, 2002 appearing in and incorporated by reference in the Annual Report on Form 10-K of CheckFree Corporation for the year ended June 30, 2002.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
December 16, 2002